UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): November 1, 2021
Kyndryl Holdings, Inc. (Exact Name of Registrant as Specified in Charter)
Delaware (State or other jurisdiction of incorporation)	001-40853 (Commission File Number)	86-1185492 (I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 15th Floor
New York, New York 10017
(Address of principal executive offices, and Zip Code)

(212) 896-2098
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 3, 2021 (the “Distribution Date”), International Business Machines Corporation (“IBM”) completed the previously announced complete legal and structural separation and distribution to its stockholders of all of the outstanding shares of Kyndryl Holdings, Inc. (“Kyndryl” and, together with its consolidated subsidiaries, “we,” “us,” “our” or the “Company”) in a tax free spin-off (the “Spin-Off”). The distribution was made in the amount of one share of the Company’s common stock for every five shares of IBM common stock (the “Distribution”) owned by IBM’s holders of common stock as of the close of business on October 25, 2021 (the “Record Date”).

On November 2, 2021, in connection with the Spin-Off, the Company entered into several agreements with IBM that set forth the principal actions taken or to be taken in connection with the Spin-Off and that govern the relationship of the parties following the Spin-Off, including the following:

•	a Separation and Distribution Agreement;

•	a Transition Services Agreement;

•	a Tax Matters Agreement;

•	an Employee Matters Agreement;

•	an Intellectual Property Agreement;

•	a Real Estate Matters Agreement;

•	an IBM International Client Relationship Agreement;

•	a Master Subcontracting Framework Agreement; and

•	a Stockholder and Registration Rights Agreement.

The descriptions included below of the Separation and Distribution Agreement, Tax Matters Agreement, Transition Services Agreement, Employee Matters Agreement, Intellectual Property Agreement, Real Estate Matters Agreement, IBM International Client Relationship Agreement, Master Subcontracting Framework Agreement and Stockholder and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Separation and Distribution Agreement

We entered into a Separation and Distribution Agreement with IBM in advance of the Distribution. The Separation and Distribution Agreement sets forth our agreements with IBM regarding the principal actions to be taken in connection with the Spin-Off. It also sets forth other agreements that govern aspects of our relationship with IBM following the Spin-Off.

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies certain transfers of assets and assumptions of liabilities that were necessary in advance of our separation from IBM so that we and IBM retain the assets of, and the liabilities associated with, our respective businesses. The Separation and Distribution Agreement generally provides that the assets comprising our business consist of those exclusively related to our current business and operations (except for intellectual property assets, which are allocated as further described below under Intellectual Property Agreements or otherwise allocated to the business through a process of dividing shared assets). The liabilities assumed in connection with the Spin-Off generally consist of those related to the assets comprising our business or to the past and future operations of our business, including our locations used in our current operations. The Separation and Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between us and IBM.

Reorganization Transactions

The Separation and Distribution Agreement describes certain actions related to our separation from IBM that occurred prior to the Distribution such as the formation of our subsidiaries and certain other internal restructuring actions taken by us and IBM, including the contribution by IBM to us of the assets and liabilities that comprise our business.

Intercompany Arrangements

All agreements, arrangements, commitments and understandings, including most intercompany accounts payable or accounts receivable, between us, on the one hand, and IBM, on the other hand, terminated and/or were repaid effective as of the Distribution Date or shortly thereafter, except specified agreements and arrangements that are intended to survive the Distribution.

Credit Support

We agreed to use reasonable best efforts to arrange, on or prior to the Distribution, for the replacement of all guarantees, covenants, indemnities, surety bonds, letters of credit or similar assurances of credit support, other than certain specified credit support instruments, currently provided by or through IBM or any of its subsidiaries for the benefit of us or any of our subsidiaries.

Representations and Warranties

In general, neither we nor IBM made any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals required in connection with these transfers or assumptions, the value or freedom from any lien or other security interest of any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents. Except as expressly set forth in the Separation and Distribution Agreement, all assets have been transferred on an “as-is,” “where-is” basis.

Further Assurances

The parties will use reasonable best efforts to effect any transfers contemplated by the Separation and Distribution Agreement that have not been consummated prior to the Distribution. In addition, the parties will use reasonable best efforts to effect any transfer or re-transfer of any asset or liability that was improperly transferred or retained.

The Distribution

The Separation and Distribution Agreement governs IBM’s and our respective rights and obligations regarding the proposed Distribution. On or prior to the Distribution Date, IBM delivered 80.1% of the issued and outstanding shares of our common stock to the distribution agent. On or as soon as practicable following the Distribution Date, the distribution agent will electronically deliver the shares of our common stock to IBM stockholders based on the distribution ratio. The IBM board of directors, in its sole and absolute discretion, determined the Record Date, the Distribution Date and the terms of the Spin-Off, including the amount of the shares of our common stock it retained. In addition, IBM, at any time until the Distribution, could have decided to abandon the Distribution or modify or change the terms of the Distribution.

Conditions

The Separation and Distribution Agreement also provided that several conditions must have been satisfied or, to the extent permitted by law, waived by IBM, in its sole and absolute discretion, before the Distribution could occur.

Exchange of Information

We and IBM agreed to provide each other with information reasonably necessary to comply with reporting, disclosure, filing or other requirements of any national securities exchange or governmental authority, for use in judicial, regulatory, administrative and other proceedings and to satisfy audit, accounting, litigation and other similar requests. We and IBM also agreed to use reasonable best efforts to retain such information in accordance with our respective record retention policies applicable to our own information or such longer period as required by law. Each party also agreed to use its reasonable best efforts to assist the other with its financial reporting and audit obligations.

Termination

The IBM board of directors, in its sole and absolute discretion, could have terminated the Separation and Distribution Agreement at any time prior to the Distribution.

Release of Claims

We and IBM each agreed to release the other and its affiliates, successors and assigns, and all persons that prior to the Distribution had been the other’s stockholders, directors, officers, members, agents and employees, and their respective heirs, executors, administrators, successors and assigns, from any and all liabilities that such party is taking on in connection with the Spin-Off, whether at law or in equity (including any right of contribution), whether arising under any contract, by operation of law or otherwise, existing or arising from any acts or events occurring, or failing to occur, or alleged to have occurred, or to have failed to occur, or any conditions existing or alleged to have existed on or before the Distribution, including in connection with the Spin-Off and all other activities to implement the Spin-Off. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Indemnification

We and IBM each agreed to indemnify the other and each of the other’s current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of them, against certain liabilities incurred in connection with the Spin-Off and our and IBM’s respective businesses. The amount of either IBM’s or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The Separation and Distribution Agreement also specifies procedures regarding claims subject to indemnification.

Transition Services Agreement

We entered into a Transition Services Agreement pursuant to which IBM will provide us with certain specified services for a limited time to ensure an orderly transition following the Distribution. The services IBM will provide predominately consist of information technology services, among others. The services are generally intended to be provided for a period no longer than two years following the Distribution. Each party may terminate the agreement in its entirety in the event of a material breach of the agreement by the other party that is not cured within a specified time period. We may also terminate the services on an individual basis upon prior written notice to IBM, provided that a partial termination of a service will require mutual agreement between us and IBM. The Transition Services Agreement provides for customary indemnification and limits on liability. Given the short-term nature of the Transition Services Agreement, we are in the process of increasing our internal capabilities to eliminate reliance on IBM for the transition services it will provide us as quickly as possible following the Spin-Off.

Tax Matters Agreement

We entered into a Tax Matters Agreement with IBM that governs the respective rights, responsibilities and obligations of IBM and us after the Distribution with respect to all tax matters (including tax liabilities, tax attributes, tax returns and tax contests).

The Tax Matters Agreement generally provides that we are responsible and will indemnify IBM for all taxes, including income taxes, sales taxes, VAT and payroll taxes, relating to our business for all periods following the Distribution; IBM is responsible and will indemnify us for all taxes relating to our business for all periods preceding the Distribution, except as otherwise provided in the Tax Matters Agreement. In addition, the Tax Matters Agreement addresses the allocation of liability for taxes that were incurred as a result of restructuring activities undertaken to effectuate the Spin-Off.

In addition, the Tax Matters Agreement provides that we are required to indemnify IBM for any taxes (and reasonable expenses) resulting from the failure of the Spin-Off and related internal transactions to qualify for their intended tax treatment under U.S. federal, state and local income tax law, as well as foreign tax law, where such taxes result from (a) breaches of covenants and representations we made and agreed to in connection with the Spin-Off, (b) the application of certain provisions of U.S. federal income tax law to these transactions or (c) any other action or omission (other than actions expressly required or permitted by the Separation and Distribution Agreement, the Tax Matters Agreement or other ancillary agreements) we take after the Distribution that gives rise to these taxes. IBM has the exclusive right to control the conduct of any audit or contest relating to these taxes, but we have the right to review and comment on IBM’s conduct of any such audit or contest, to the extent that we could be liable for taxes under the Tax Matters Agreement as a result of such audit or contest.

The Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, redemptions or repurchases, mergers or other business combinations, sales of assets and similar transactions) that are designed to address compliance with Section 355 and related provisions of the Internal Revenue Code of 1986, as amended, as well as state, local and foreign tax law, and are intended to preserve the tax-free nature of the Spin-Off and related transactions. Under the Tax Matters Agreement, these restrictions apply for two years following the Distribution, unless IBM obtains a private letter ruling from the IRS or we obtain an opinion of counsel, in each case acceptable to IBM in its discretion, that the restricted action would not impact the non-recognition treatment of the Spin-Off or other transaction, or unless IBM otherwise gives its consent for us to take a restricted action in its discretion. Even if such a private letter ruling or opinion is obtained, or IBM does otherwise consent to our taking an otherwise restricted action, we will remain liable to indemnify IBM in the event such restricted action gives rise to an otherwise indemnifiable liability. These restrictions may limit our ability to pursue strategic transactions or engage in new businesses or other transactions that may maximize the value of our business, and might discourage or delay a strategic transaction that our stockholders may consider favorable.

Employee Matters Agreement

We entered into an Employee Matters Agreement with IBM that addresses employment and employee compensation and benefits matters. The Employee Matters Agreement addresses the allocation and treatment of assets and liabilities relating to employees and compensation and benefit plans and programs in which our employees participated prior to the Spin-Off. Except as specifically provided in the Employee Matters Agreement, we are generally responsible for all employment and employee compensation and benefits-related liabilities relating to our employees, former employees and other service providers. In particular, we assumed certain assets and liabilities with respect to our current employees under certain of IBM’s non-U.S. defined benefit pension plans (with assets and liabilities allocated based on formulas specified in the Employee Matters Agreement for each pension plan). Generally, except as may be provided in a transition services agreement, each of our employees ceased active participation in IBM compensation and benefit plans as of the Spin-Off. The Employee Matters Agreement also provides that we establish certain compensation and benefit plans for the benefit of our employees following the Spin-Off, including a 401(k) savings plan, which accepts direct rollovers of account balances from the IBM 401(k) savings plan for any of our employees who elects to do so. Generally, following the Spin-Off, we assume and are responsible for any annual bonus payments, including with respect to the year in which the Spin-Off occurs, and any other cash-based incentive or retention awards to our current and former employees. IBM long-term incentive compensation awards, including restricted share units, performance share units, stock options and restricted stock, held by Kyndryl employees are treated as described in “Compensation Discussion and Analysis—Treatment of IBM Equity Awards Held by Kyndryl Employees in the Spin-Off” in the Information Statement filed as Exhibit 99.1 to Amendment No. 1 to the Company’s Registration Statement on Form 10 (File No. 001-40853), filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2021 (the “Information Statement”). The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and described above.

In addition, the Employee Matters Agreement provides that we indemnify IBM for certain employee-related liabilities associated with the failure to establish benefit plans or in connection with joint-employer liability claims by our employees.

Intellectual Property Agreement

We entered into an Intellectual Property Agreement with IBM, pursuant to which IBM granted us perpetual and irrevocable, non-exclusive, royalty-free licenses to certain proprietary software and documentation, databases, trade secrets, and certain other intellectual property rights (excluding patents and trademarks) that are used in our business but are being retained by IBM. The foregoing licenses exclude IBM’s commercial software, which is subject to IBM’s standard commercial terms if we choose to use it in our business. Additionally, we granted to IBM perpetual and irrevocable, non-exclusive, royalty-free licenses to certain proprietary software and documentation, databases, trade secrets, and certain other intellectual property rights (excluding patents and trademarks) that were allocated to us (other than certain restricted software and research assets, to which IBM was granted limited or no rights). The field of use for the licenses granted to us is generally our business as conducted immediately prior to the Spin-Off, with natural extensions and evolutions. The field of use for the licenses granted to IBM is generally all businesses, operations, products and services. The licenses are generally transferable with any sale or transfer of an entity or line of business that utilizes the relevant intellectual property, and the transferred license is limited to the business, products and services as conducted by the transferred entity or line of business as of the date of the transfer, with natural extensions and evolutions. In addition, pursuant to the Intellectual Property Agreement, we are permitted to continue using certain of IBM’s trademarks, trade names and service marks with respect to the “IBM” brands in connection with certain limited transitional uses. The permitted transitional uses generally do not exceed one to two years. The Intellectual Property Agreement also provides that we will use commercially reasonable efforts to cease using such IBM trademarks as soon as reasonably practicable.

Real Estate Matters Agreement

We entered into a Real Estate Matters Agreement with IBM that governs the allocation and transfer of real estate between IBM and Kyndryl and the colocation of IBM and Kyndryl following the Spin-Off. Real estate assets are predominantly allocated such that properties with greater than 50% occupancy by one company are allocated in full to such company and the non-majority company moves to another location, except that the non-majority company is not required to vacate earlier than the expiration date of any applicable lease or sublease entered into pursuant to the Real Estate Matters Agreement (the “Allocation Principles”). Certain sites will need to be transferred from one company to the other to ensure conformity with the Allocation Principles. Certain sites are occupied by both IBM and Kyndryl employees following the Spin-Off pursuant to a lease, occupancy agreement or sublease. IBM bears all costs relating to (i) the transfer of owned real property (e.g., transfer taxes and recording fees), (ii) the transfer of leased real property (e.g., the costs of obtaining consents) and (iii) except as stated otherwise in the applicable lease form, sublease form or split lease, any alterations or improvements reasonably required to separate IBM from Kyndryl employees with respect to all properties.

IBM International Client Relationship Agreement

We entered into an IBM International Client Relationship Agreement with IBM that governs transactions by which we may order from IBM its branded programs, services and products and third-party products and services for use in our internal business and to service our customers.

Master Subcontracting Framework Agreement

We entered into a Master Subcontracting Framework Agreement with IBM that governs relationships where either we or IBM can serve as the prime contractor or subcontractor with respect to a particular customer. The Master Subcontracting Framework Agreement (i) sets forth the general principles by which we and IBM may establish subcontracting relationships, (ii) provides a template for developing the subcontract for each particular engagement and (iii) establishes standard terms and approaches to be applied in the ordinary course of subcontracting between us and IBM.

Stockholder Registration Rights Agreement

We entered into a Stockholder and Registration Rights Agreement with IBM pursuant to which we agreed that, upon the request of IBM, subject to certain limitations, we will use our reasonable best efforts to effect the registration under applicable federal or state securities laws of any shares of our common stock retained by IBM. If we intend to file on our behalf or on behalf of any of our other security holders a registration statement in connection with a public offering of any of our securities in a manner that would permit the registration for offer and sale of our common stock held by IBM, IBM will have the right to include its shares of our common stock in that offering. We are generally responsible for all registration expenses in connection with the performance of our obligations under the registration rights provisions in the agreement, and IBM will be responsible for its own internal fees and expenses, any applicable underwriting discounts or commissions and any stock transfer taxes. The agreement also contains customary indemnification and contribution provisions by us for the benefit of IBM and, in limited situations, by IBM for the benefit of us with respect to the information provided by IBM included in any registration statement, prospectus or related document. If IBM transfers shares covered by the agreement, it will be able to transfer the benefits of the Stockholder’s and Registration Rights Agreement to transferees of 5% or more of the shares of our common stock outstanding immediately following the Distribution, provided that each transferee agrees to be bound by the terms of the Stockholder and Registration Rights Agreement. In addition, IBM agreed to vote any shares of our common stock that it retains immediately after the Distribution in proportion to the votes cast by our other stockholders. In connection with such agreement, IBM will grant us a proxy to vote its shares of our retained common stock in such proportion. As a result, IBM will not be able to exert any control over us through the shares of our common stock it retains. Any such proxy, however, will be automatically revoked as to a particular share upon any sale or transfer of such share from IBM to a person other than IBM, and neither the Stockholder and Registration Rights Agreement nor proxy will limit or prohibit any such sale or transfer.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on October 18, 2021, the Company entered into a $500 million senior unsecured Term Loan Credit Agreement (the “Term Loan Credit Agreement”). On November 1, 2021, the Company drew down the full $500 million available under the Term Loan Credit Agreement.

The description of the Term Loan Credit Agreement is set forth under Item 1.01 in the Company’s Current Report on Form 8-K filed on October 22, 2021 (the “Prior 8-K”), which description is incorporated herein by reference. In addition, the Term Loan Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director and Officer Appointments

As previously reported in the Information Statement, on or prior to November 3, 2021, the persons set forth in the table below assumed their positions as directors on the Company’s Board of Directors (our “Board”). Also, on or prior to November 3, 2021, Dominic J. Caruso (Chair), Denis Machuel and Rahul N. Merchant assumed positions as members of the Audit Committee of the Board; Jana Schreuder (Chair), Janina Kugel and Howard I. Ungerleider assumed positions as members of the Compensation Committee of the Board; and Stephen A. M. Hester (Chair), John D. Harris II and Shirley Ann Jackson assumed positions as members of the Nominating and Governance Committee of the Board. Each director designated as a Class I director has been elected for a term expiring at our first annual meeting of stockholders following the Distribution, which we expect to hold in 2022; each director designated as a Class II director has been elected for a term expiring at our second annual meeting of stockholders following the Distribution, which we expect to hold in 2023; and each director designated as a Class III director has been elected for a term expiring at our third annual meeting of stockholders following the Distribution, which we expect to hold in 2024.

Name	Age	Committee Appointment	Class
Dominic J. Caruso	64	Audit Committee (Chair)	III
John D. Harris II	60	Nominating and Governance Committee	II
Stephen A. M. Hester	60	Nominating and Governance Committee (Chair)	III
Shirley Ann Jackson	75	Nominating and Governance Committee	III
Janina Kugel	51	Compensation Committee	I
Denis Machuel	57	Audit Committee	I
Rahul N. Merchant	65	Audit Committee	I
Jana Schreuder	63	Compensation Committee (Chair)	II
Martin Schroeter	57	None	III
Howard I. Ungerleider	53	Compensation Committee	II

As previously reported in the Information Statement, effective on November 3, 2021, the following persons were appointed as executive officers of the Company serving in the offices of the Company set forth beside each person’s name:

Name	Age	Position(s)
Maryjo Charbonnier	51	Chief Human Resources Officer
Elly Keinan	57	Group President
Vineet Khurana	48	Vice President and Controller
Martin Schroeter	57	Chief Executive Officer
Edward Sebold	56	General Counsel and Secretary
David Wyshner	54	Chief Financial Officer and Treasurer

Information regarding the background of the directors and executive officers of the Company is included in the Information Statement under the caption “Management,” on pages 96 through 102, which pages are incorporated herein by reference.

2021 Long-Term Performance Plan and the Kyndryl Excess Plan

The Company has adopted the 2021 Long-Term Performance Plan (the “LTPP”), which became effective as of immediately prior to the Distribution, and the Kyndryl Excess Plan (the “Excess Plan”), which will be effective as of January 1, 2022. Summaries of the LTPP and Excess Plan are included in the Information Statement under the caption “Compensation Discussion and Analysis,” on pages 111 through 114, which pages are incorporated herein by reference. The foregoing descriptions of these plans set forth under this Item 5.02 do not purport to be complete and are qualified in their entirety by reference to the full text of such plans, which together with the related forms of awards, are filed as Exhibits 10.9, 10.10, 10.11, 10.12 and 10.13 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Distribution, the Company filed an Amended and Restated Certificate of Incorporation (“Charter”) with the Secretary of State of the State of Delaware, which became effective as of 5:00 p.m. Eastern time on November 3, 2021. The Amended and Restated Bylaws of the Company (the “Bylaws”) also became effective as of 5:00 p.m. Eastern time on November 3, 2021. The Charter and Bylaws were previously approved by our Board and IBM’s board of directors and the Charter was previously approved by IBM as the Company’s sole stockholder.

A summary of the material provisions of the Charter and Bylaws can be found in the section titled “Description of Our Capital Stock” on pages 127 through 131 of the Information Statement, which pages are incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 4, 2021, the Company issued a press release announcing the completion of the Spin-Off from IBM and the beginning of regular-way trading of the Company’s common stock on the New York Stock Exchange. The information in this Item 7.01, including the corresponding Exhibit 99.1, is being furnished with the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Separation and Distribution Agreement, dated November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc.
3.1	Amended and Restated Certificate of Incorporation
3.2	Amended and Restated Bylaws
10.1	Transition Services Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc. *
10.2	Tax Matters Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc.
10.3	Employee Matters Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc.
10.4	Intellectual Property Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl, Inc.
10.5	Real Estate Matters Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc.
10.6	IBM International Client Relationship Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl, Inc. *
10.7	Master Subcontracting Framework Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl, Inc. *
10.8	Stockholder and Registration Rights Agreement, dated as of November 2, 2021, between International Business Machines Corporation and Kyndryl Holdings, Inc.
10.9	Kyndryl 2021 Long-Term Performance Plan
10.10	Forms of LTPP equity award agreements for (i) stock options, restricted stock, restricted stock units, cash-settled restricted stock units and (ii) retention restricted stock unit awards
10.11	Form of LTPP equity award agreement for performance share units
10.12	Form of Terms and Conditions of LTPP equity award agreements
10.13	Kyndryl Excess Plan
99.1	Press Release, dated November 4, 2021, issued by the Company

*	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2021

KYNDRYL HOLDINGS, INC.

By:	/s/ Edward Sebold
	Name:	Edward Sebold
	Title:	General Counsel and Secretary